UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2026

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Nuveen Churchill Private Capital Income Fund ("PCAP", the "Fund" or "we") is a perpetual life, non-traded business development company ("BDC") that offers exposure to a diversified portfolio anchored in middle market senior loans while seeking to provide interest rate stability through select junior capital investments and attractive upside through private equity co-investments.

We believe PCAP provides a compelling opportunity for investors seeking access to the benefits of private capital through an award-winning manager with a differentiated strategy and proven track record. Since inception in 2006, Churchill Asset Management LLC, PCAP's investment sub-adviser ("Churchill"), has been providing flexible financing solutions to U.S. based companies backed by leading private equity sponsors primarily focused on the traditional or "core" middle market, typically companies with $10 to $100 million in annual earnings before interest, taxes depreciation and amortization ("EBITDA").

Market Update

The first half of 2026 has been one of the most closely watched periods in private credit history, shaped by elevated public market volatility, geopolitical tensions, and a wave of negative headlines surrounding AI disruption, software exposure, and elevated redemption activity in private credit funds. While concerns dominated headlines earlier in the year, much of that noise has since faded and media coverage of private credit worries has fallen sharply since March as underlying fundamentals have largely held steady and evidence of systemic risk remains thin.

Beneath the surface, differences among managers are becoming more visible. Firms with institutional pedigrees, proven track records, established private equity sponsor relationships, and disciplined lending practices are becoming increasingly differentiated as we believe these characteristics translate into credit outcomes.

Amid these conditions, the private equity mergers and acquisitions market was highly selective during the second quarter of 2026, with financial sponsor deal activity slowing compared to the first quarter of 2026, despite overall global mergers and acquisitions activity recording new highs. However, in June and July of 2026, Churchill's platform experienced a material increase in deals reviewed over the prior months as transaction activity across the platform normalized. Churchill attributes this to its focus on the core middle market, where competitive dynamics tend to favor scaled lending platforms, as well as businesses backed by established private equity sponsors with whom Churchill has long-standing relationships.

As Churchill continues to see opportunities to invest in what it believes are high-quality businesses with compelling pricing and tight loan documentation, Churchill's conviction remains strong in private credit, and specifically direct lending, as an asset class with a compelling risk / return profile. Furthermore, periods of market dislocation have historically created attractive investment opportunities for Churchill, and the current environment has been no exception.

Portfolio Update
Despite a volatile macro backdrop, PCAP delivered a 1.47% quarterly return, bringing annualized inception to date returns to 10.55% with respect to Class I shares. Annualized net distribution rate for Class I shares stood at 8.6% during the second quarter of 2026. We believe the investment portfolio demonstrated resilience amid a challenging market environment, with a net asset value (NAV) of $23.86 per Class I share as of June 30, 2026.1 Redemptions for the second quarter of 2026 amounted to approximately 2.3% of NAV, with subscriptions (including proceeds received from the distribution reinvestment plan) totaling $71.2 million for the second quarter, resulting in net inflows for the quarter of $37.8 million.

We remain focused on investing in the core middle market, which we define as businesses generating $10 to $100 million annual EBITDA. We believe this segment presents an attractive opportunity to generate long-term value with less volatility and enhanced portfolio diversification. Our conviction in the core middle market is grounded in the following:

Expansive opportunity set. We believe the core middle market represents a vast universe of companies at several stages of growth, allowing us to remain extremely selective and focus on businesses with strong operating models, market leading positions and steady profit margins. We aim to construct highly diverse portfolios, reflected in PCAP’s $3.3 billion portfolio (at fair value), which, as of June 30, 2026, consisted of 367 portfolio companies across 30 industries, with an average position size of 0.3%, which we believe limits idiosyncratic exposure to any single credit. As of June 30, 2026, PCAP’s top 10 largest investments represented just 9.4% of the total portfolio, with the largest at 1.1%, further underscoring the highly diversified approach taken to portfolio construction.2
1 Performance data shown represents past performance and does not predict or guarantee future results. Returns shown are preliminary. Net total returns are calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Actual individual investor performance may differ from the aggregated share class performance. All returns shown assume reinvestment of distributions pursuant to the Fund's distribution reinvestment plan, are derived from unaudited financial information and are net of all expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund's portfolio, which are estimates of fair value and form the basis for the Fund's NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. Class I does not charge any upfront selling commissions or dealer manager fees. Returns are annualized for periods longer than one year. The annualized distribution rate is calculated by multiplying the sum of the month’s base distribution per share and any supplemental distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate shown may be rounded and is net of applicable servicing fees. Distribution amounts and the frequency of distribution payments are subject to approval by the Board of Trustees of the Fund (the "Board") and may change. Distributions are not guaranteed and may be suspended. As of June 30, 2026, all distributions since inception were funded from net investment income or net realized capital gains. No distributions paid were classified as return of capital. A return of capital (i) is a return of the original amount invested, (ii) does not constitute earnings or profits and (iii) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. We cannot guarantee that we will make distributions, and if we do, distributions, may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. Distributions may also be funded, in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by Churchill PCIF Advisor LLC (the "Adviser") or its affiliates that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to such affiliates will reduce future distributions to which an investor would otherwise be entitled. For further information, please see our annual reports on Form 10-K and quarterly reports on Form 10-Q on the SEC's website at www.sec.gov. Inception date for Class I is March 20, 2022. Inception date for Class S and Class D shares is October 2, 2023. Inception-to-date (“ITD”) total return for Class S (no/with upfront placement fee): 8.74%/7.55%. ITD total return for Class D (no/with upfront placement fee): 9.59%/9.08%. Quarter-to-date (“QTD”) total return for Class S (no/with upfront placement fee): 1.30%/(1.36)%. QTD total return for Class D (no/with upfront placement fee): 1.40%/(0.28)%. NAV is calculated as total assets (i.e., investments at fair market value, cash, trade receivables and other assets) less total liabilities (i.e., drawn leverage, unsettled trade payables and other liabilities). NAV is calculated in accordance with the valuation process of the Adviser, in its capacity as the valuation designee (the “Valuation Designee”). The valuation process is subject to the review of and oversight by the Board to determine that the Valuation Designee selected and consistently applied the appropriate valuation methodologies in connection with the Valuation Designee’s determination of the fair value of the Fund's portfolio securities. For information on how we calculate NAV, see the "Determination of Net Asset Value" section of our prospectus.
2 Diversification is a technique to help reduce risk. It is not guaranteed to protect against loss. Average position size is calculated as a percentage of total fair value of the investment portfolio.

Disciplined deal structures. With the continued expansion of private credit and evolving competitive landscape, we believe the core middle market has been relatively insulated from increasingly aggressive deal structures and loosening terms more prevalent in the upper middle and broadly syndicated markets. Our target companies tend to be less levered, with loans typically structured with strong financial maintenance covenants. Credit fundamentals within PCAP’s portfolio reflect the investment team’s deal structuring discipline, developed over 20 years underwriting across multiple cycles. As of June 30, 2026, the weighted average loan-to-value of 41.6%,3 portfolio company weighted average net leverage of 4.8x4 and weighted average interest coverage of 2.9x5 across our first lien loans.

Continuous deployment opportunities. We believe the core middle market presents a compelling source of ongoing deployment opportunities. Due to the size and stage of growth of top performing companies in this segment of the market, we see meaningful and continuous incremental financing opportunities to support buy-and-build strategies and other significant growth initiatives, regardless of broader macroeconomic conditions or fluctuations in leveraged buyout activity. Over the last twelve months ended June 30, 2026, nearly 50% of PCAP’s deal activity was driven by incremental or add-on investments,6 a testament to the depth of our existing portfolio relationships and the compounding nature of Churchill's origination model.

Outlook

We remain encouraged by the steady growth in our pipeline and quality of businesses seeking financing solutions, despite a broader slowdown in sponsor-backed deal activity. With current spreads stabilizing to a more normalized rate of 475-500 basis points for traditional first lien loans and expectations returning to an elevated base rate environment, we continue to view private credit, particularly direct lending with its historic premium to leveraged loans of 150-200 basis points, as a compelling asset class with attractive all-in yields. Given our deliberate positioning and focus on the core middle market, we believe PCAP is well positioned to continue deploying capital into high quality, private equity sponsor-backed companies in a highly selective manner.

We believe Churchill’s position as a fully scaled capital solutions provider in the core middle market, differentiated sourcing model as a limited partner in over 350 private equity funds, and 20-year track record of investing across economic cycles provide a strong foundation for continued success. The sponsor-backed direct lending market, Churchill's primary focus, continues to demonstrate resilience, as key indicators of credit quality remain strong. While pockets of stress are surfacing across private credit in certain vintages and industries, overall defaults remain relatively low. KBRA DLD reported a default rate of just 1.5% for the last twelve months period ended June 30 2026, and is forecasting an increase in 2026 to 2.5%.7 PCAP’s performance has been similarly resilient. The portfolio had three investments on non-accrual representing 0.83% of cost as of June 30, 2026 and our internally risk rated “watchlist” credits comprised only 3.3% of the portfolio at fair value, both values well within their respective ranges since PCAP’s inception.

In the current environment, we believe that leading institutionally backed managers with rigorous underwriting and disciplined structuring practices, cycle-tested track records, and consistent performance will remain the most attractive partners for investors seeking stability and long-term value.

Deal Highlights*

Vesta Foodservice: Churchill served as a joint lead arranger for a first lien senior secured credit facility to support Olympus Partners’ strategic investment in Vesta Foodservice (“Vesta”). Founded in 1985 and headquartered in Santa Fe Springs, CA, Vesta is a leading distributor of produce and other specialty food items to institutional and hospitality focused end markets in the southwestern
3 Weighted average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available financial information. Includes all private debt investments for which fair value is determined by the Valuation Designee and excludes quoted assets as well as investments that the Adviser has assigned an internal risk rating of 8 or higher, investments on non-accrual, and portfolio companies with net leverage of 15x or greater. Amounts are weighted on the fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.
4 Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which we are a lender. Leverage is derived from the most recently available portfolio company financial statements and weighted by the fair value of each investment. Net leverage presented excludes equity investments as well as debt instruments to which the Adviser has assigned a risk rating of 8 or higher and any portfolio companies with net leverage of 15x or greater.
5 The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Adviser and is a weighted average based on the fair market value of each respective first lien loan investment as of its most recent reporting to lenders. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest rate coverage ratio excludes junior capital investments and equity co-investments and applies solely to traditional middle market first lien loans held by us, which also excludes any upper middle market or other first lien loans investments that do not have financial maintenance covenants and first lien loans that the Adviser has assigned a risk rating of ‘8’ or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 67.09% of our total investments, and 72.42% of our total first lien loan investments, in each case based upon fair value
6 Based on the total number of deals closed during the last twelve months ended June 30, 2026, but excluding investments in liquid fixed-income securities (including broadly syndicated loans).
7 KBRA DLD Direct Lending Default April 2026 Report. As of April 28, 2026.

United States. Churchill was selected as a joint lead arranger due to its ability to provide scale to support the investment and continued growth of the business, and to leverage relevant industry knowledge from several investments in the industry across its senior lending platform.

CallTower: Churchill served as a joint lead arranger for a first lien senior secured credit facility to support Court Square Capital Partners’ acquisition of a majority stake in CallTower. Founded in 2002 and headquartered in South Jordan, UT, CallTower is a global leader in enterprise-class cloud communications and collaboration solutions, supporting over 5,000 mid-market and enterprise customers across more than 80 countries. Churchill was selected as a joint lead arranger due to its platform’s scale and its ability to move quickly leveraging deep industry knowledge from the acquiring sponsor in combination with extensive relevant portfolio experience.

*These investments are not representative of all PCAP’s investments of a given type or of its investments generally and are for illustrative purposes only. This does not constitute investment advice or recommendation of past investments. There can be no assurance that PCAP will achieve its investment objective, implement its strategy, or avoid significant losses. The deals presented herein reflect an objective, nonperformance-based standard of showing deals allocated to PCAP where Churchill was the lead agent or co-lead during the quarter ended June 30, 2026.

Important Disclosure Information

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Churchill as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by PCAP; actual results may differ materially from the information generated through the use of illustrative components of return. While Churchill believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Case Studies. The selected investment examples, case studies and/or transaction summaries presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by the Fund in employing the Fund’s investment strategies. It should not be assumed that the Fund will make equally successful or comparable investments in the future. Moreover, the actual investments to be made by the Fund will be made under different market conditions from those investments presented or referenced in this Current Report on Form 8-K and may differ substantially from the investments presented herein as a result of various factors. Prospective investors should also note that the selected investment examples, case studies and/or transaction summaries presented or referred to herein have involved Churchill professionals who will be involved with the management and operations of the Fund as well as other Churchill personnel who will not be involved in the management and operations of the Fund. Certain investment examples described herein may be owned by investment vehicles managed by Churchill and by certain other third-party equity partners, and in connection therewith Churchill may own less than a majority of the equity securities of such investment. Further investment details are available upon request.

Opinions. Opinions expressed reflect the current opinions of Churchill as of the date appearing in this Current Report on Form 8-K only and are based on Churchill opinions of the current market environment, which is subject to change. Certain information contained in this Current Report on Form 8-K discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Forward Looking Statements. This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. You can generally identify forward-looking statements by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or the negative of these words or other variations on these words or comparable terminology. All statements other than statements of historical facts, including statements regarding our plans and objectives for future operations, and including plans and objectives relating to future growth and availability of funds, are forward-looking statements. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Fund, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. These statements are based on information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements involve risks and uncertainties and are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements outlined herein, in the Fund's prospectus and in any applicable prospectus supplement may include statements as to : changes in the markets in which the Fund invests and changes in financial and lending markets generally; an economic downturn and its impact on the ability of the Fund's portfolio companies to operate and the investment opportunities available to the Fund; the impact of geopolitical conditions; interest rate volatility; the impact of supply chain constraints; labor shortages; and fluctuating levels of inflation. The Fund is providing the information as of this date (unless otherwise specified) and assumes no obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date:August 28, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President